Jacuzzi Brands, Inc. Files Definitive Proxy Materials
-- Annual Meeting of Stockholders to Vote on Proposed Merger
Scheduled for January 25, 2007 --

WEST PALM BEACH, Fla. – Jan. 5, 2007 – Jacuzzi Brands, Inc. (NYSE: JJZ), a leading global producer of branded bath and plumbing products for the residential, commercial and institutional markets, announced that it has filed today with the Securities and Exchange Commission definitive proxy materials in connection with the Company’s 2007 Annual Meeting of Stockholders. At the Annual Meeting, Jacuzzi Brands’ stockholders of record will consider and vote on adoption of the Company's merger agreement with Apollo Management L.P., as well as the election of directors and ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm, among other things. As previously announced on October 11, 2006, Jacuzzi Brands and Apollo Management entered into a definitive merger agreement under which affiliates of Apollo Management would acquire all of the outstanding common stock of Jacuzzi Brands for $12.50 per share in cash.

Jacuzzi Brands’ Annual Meeting of Stockholders has been scheduled for January 25, 2007 at 2:00 p.m. local time at the Hilton Palm Beach Airport, 150 Australian Avenue, West Palm Beach, Florida 33406. Jacuzzi Brands stockholders of record as of the close of business on December 11, 2006 will be entitled to vote at the Annual Meeting.

Jacuzzi Brands’ Board of Directors approved the Apollo transaction and recommends that all Jacuzzi Brands stockholders vote "FOR" the approval of the merger agreement and the merger. Jacuzzi Brands is seeking, and the merger agreement requires, approval of the merger agreement and the merger by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting.

Stockholders are encouraged to read the Company's definitive proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the proposed merger and the reasons behind the Board of Directors' recommendation that stockholders vote “FOR” the approval and adoption of the merger agreement and the merger.

The vote of Jacuzzi Brands’ stockholders is very important regardless of the number of shares of common stock they own. Whether or not stockholders are able to attend the Annual Meeting in person, they should complete, sign and date the proxy card and return it in the prepaid and addressed envelope as soon as possible. If stockholders fail to return their proxy cards, fail to attend the Annual Meeting and vote in person, or fail to register their vote by telephone, the effect will be that their shares will not be counted for purposes of determining whether a quorum is present at the Annual Meeting and, if a quorum is present, the failure to vote will have the same legal effect as a vote against approval of the merger agreement and the merger.

Stockholders who have questions about the merger, need assistance in submitting their proxy or voting their shares should contact the Company's proxy solicitor, Georgeson Inc., 17 State Street, New York, New York 10004, Telephone: (212) 440-9800 or toll-free at (866) 238-7667.

About Jacuzzi Brands

Jacuzzi Brands, Inc., through its subsidiaries, is a global manufacturer and distributor of branded bath and plumbing products for the residential, commercial and institutional markets. These include whirlpool baths, spas, showers, sanitary ware and bathtubs, as well as professional grade drainage, water control, commercial faucets and other plumbing products. Our products are marketed under our portfolio of brand names, including JACUZZI(R), SUNDANCE(R), ZURN(R), and ASTRACAST(R). Learn more at www.jacuzzibrands.com.

Important Information for Investors and Stockholders

In connection with the proposed merger, Jacuzzi Brands filed a proxy statement with the Securities and Exchange Commission on January 5, 2007. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The proxy statement and other relevant documents may be obtained free of charge at the SEC's website, www.sec.gov, or from Jacuzzi Brands by directing such request to Jacuzzi Brands, Attention: Diana Burton, Vice President - Investor Relations, Phillips Point –West Tower, 777 South Flagler Drive, Suite 1100, West Palm Beach, FL 33401. Telephone: (561) 514-3850.

Jacuzzi Brands and its directors, executive officers and other members of management and its employees may be deemed to be participants in the solicitation of proxies from the stockholders of Jacuzzi Brands in connection with the merger. Information about Jacuzzi Brands’ directors and executive officers is set forth in Jacuzzi Brands’ proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the proxy statement relating to the proposed merger.

Disclosure Concerning Forward-Looking Statements

Any forward-looking statements made within this release, including Jacuzzi Brands’ current expectations with respect to the completion of the proposed transaction, future market conditions, future operating results and other plans, represent management’s best judgment as to what may occur in the future and are intended to fall within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “may,” “will,” “should,” “shall,” and similar expressions typically identify such forward-looking statements. Even though Jacuzzi Brands believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. In particular, various economic and competitive factors, including those outside our control, such as interest rates, foreign currency exchange rates, inflation rates, instability in domestic and foreign financial markets, terrorist acts, consumer spending patterns, energy costs and availability, freight costs, availability of consumer and commercial credit, adverse weather, levels of residential and commercial construction, and changes in raw material and component costs, and the credit worthiness of our customers, insurers, and investees, and other factors contained in Jacuzzi Brands’ filings with the Securities and Exchange Commission could cause our actual results during future years, and other future expectations to differ materially from those expressed in this press release.